UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2013

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

SunCoke Energy Partners, L.P. (the “Company”) has entered into that certain Amendment No. 1 to Credit Agreement (the “Amendment”) dated as of August 28, 2013, by and among the Company, the other borrowers signatories thereto, the several banks and other financial institutions signatories thereto as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders (the “Administrative Agent”). The Amendment amends and modifies the Company’s existing Credit Agreement dated as of January 24, 2013 (the “Credit Agreement”) by increasing the total aggregate commitments from lenders to One Hundred Fifty Million Dollars ($150,000,000), and increasing the total aggregate amount of incremental revolving commitments (i.e., “accordion” feature) to One Hundred Million Dollars ($100,000,000).

The foregoing brief description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01, relating to the Amendment, is hereby incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of August 28, 2013, by and among SunCoke Energy Partners, L.P., the other borrowers parties thereto, the lenders parties thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and
Chief Financial Officer

Date: August 30, 2013